                                                               Exhibit 99.2



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 11-K


                 ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



   (x) Annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934

    For the Fiscal year ended March 31, 2000

                                       OR

   ( ) Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934 (NO FEE REQUIRED)

    For the Transition period From __________ to __________


    Commission File Number _________________



A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


     ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:


                     ANHEUSER-BUSCH COMPANIES, INC.
                            One Busch Place
                       St. Louis, Missouri 63118

Item 1.  Plan is subject to ERISA, see Item 4 for required information.


Item 2.  Plan is subject to ERISA, see Item 4 for required information.


Item 3.  Plan is subject to ERISA, see Item 4 for required information.


Item 4.  Financial Statements and Exhibits
         ---------------------------------

    (a)  Financial Statements<F*>:

         Report of Independent Accountant

         Statements of Net Assets Available for Benefits

         Statement of Changes in Net Assets Available for Benefits

         Notes to Financial Statements

         Anheuser-Busch Companies, Inc. Defined Contribution Master Trust Statements of Net Assets Available for Benefits with Fund Information and Statements of Changes in Net Assets Available for Benefits with Fund Information (Appendix A)

    (b)  Exhibits:

         None
[FN]
         <F*>  Schedules required by 29 CFR 2520.103-10 of Department of
               Labor's Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                                 ANHEUSER-BUSCH DEFERRED INCOME
                                 STOCK PURCHASE AND SAVINGS PLAN






                                  By:      JOBETH G. BROWN
                                     --------------------------------
                                           JoBeth G. Brown
                                           Committee Member


Dated: September 25, 2000

[PRICEWATERHOUSECOOPERS LOGO]

                                                   PricewaterhouseCoopers LLP
                                                   800 Market Street
                                                   St. Louis, MO 63101
                                                   Telephone (314) 206 8500



                        REPORT OF INDEPENDENT ACCOUNTANT


To the Participants and Administrator
of the Anheuser-Busch Deferred Income
Stock Purchase and Savings Plan




In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan at March 31, 2000 and 1999, and the changes in net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP



July 28, 2000

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
MARCH 31, 2000 AND 1999
--------------------------------------------------------------------------------------------------------------
                                                                        MARCH 31,
                                                              2000                    1999
ASSETS
Contributions receivable:
   Participants                                          $    1,815,126          $           --
   Employer                                                     914,547                      --
                                                         --------------          --------------
                                                              2,729,673                      --
                                                         --------------          --------------

Interest in Master Trust                                  1,465,137,827           1,720,403,296

      Total assets                                        1,467,867,500           1,720,403,296
                                                         --------------          --------------
LIABILITIES
Notes payable                                               (86,100,000)           (105,250,000)
                                                         --------------          --------------

      Total liabilities                                     (86,100,000)           (105,250,000)
                                                         --------------          --------------

   Net assets available for benefits                     $1,381,767,500          $1,615,153,296
                                                         ==============          ==============



           The accompanying notes are an integral part of these financial statements.


                                     -2-


ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
MARCH 31, 2000 AND 1999
---------------------------------------------------------------------------------------------------------------------
                                                                                        FOR THE YEAR ENDED
                                                                                             MARCH 31,
                                                                                  2000                    1999
Additions to net assets attributed to:
   Contributions:
      Participants                                                         $   45,196,832          $   44,047,706
      Employer                                                                    870,165               1,626,930
                                                                           --------------          --------------
         Total contributions                                                   46,066,997              45,674,636

   Investment income:
      Interest                                                                  4,101,989               3,873,927
      Dividends                                                                 3,714,046               4,300,277
      Net realized and unrealized (depreciation)
        appreciation in fair value of investments                            (196,957,490)            591,045,830
                                                                           --------------          --------------

         Total additions (deductions)                                        (143,074,458)            644,894,670
                                                                           --------------          --------------

Deductions from net assets attributed to:
   Distributions to participants                                               81,098,032              69,552,245
   Interest expense                                                             8,683,125              10,095,030
   Administrative expenses                                                         18,112                  13,437
                                                                           --------------          --------------

         Total deductions                                                      89,799,269              79,660,712
                                                                           --------------          --------------

Net transfers (out) in                                                           (512,069)              2,625,489
                                                                           --------------          --------------

Net (decrease) increase                                                      (233,385,796)            567,859,447

Net assets available for benefits:
   Beginning of year                                                        1,615,153,296           1,047,293,849
                                                                           --------------          --------------

   End of year                                                             $1,381,767,500          $1,615,153,296
                                                                           ==============          ==============


                       The accompanying notes are an integral part of these financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2000
------------------------------------------------------------------------------
1.    DESCRIPTION OF THE PLAN

      GENERAL
      The Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (the
      Plan) was established as a result of an amendment to the Anheuser-Busch Employee Stock Purchase and Savings Plan (the Original Plan). The Original Plan was established by Anheuser-Busch, Inc., effective April 1, 1976. The Original Plan was divided into two separate plans effective January 1, 1985: the Deferred Income Stock Purchase and Savings Plan and the Employee Stock Purchase and Savings Plan. The Plan is a continuation of the Original Plan except that certain additional features were added, including provisions for Before-Tax Contributions pursuant to Section 401(k) of the Internal Revenue Code. Additionally, eligibility was limited to employees not covered by a collective bargaining agreement. Effective July 1, 1994, the Plan was divided into two separate plans, one of which is a continuation of the Plan as amended, and the other of which is the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of the Earthgrains Company). The following is intended to provide only a general description of the Plan's provisions. Participants should refer to the Plan document for more complete information.

      The Plan covers eligible employees of Anheuser-Busch Companies, Inc. (the Company) and certain subsidiaries of the Company which include:
      Anheuser-Busch Asia, Inc.; Anheuser-Busch Beverage Group, Inc.; Anheuser-Busch Distributors of New York, Inc.; Anheuser-Busch Europe, Inc.; Anheuser-Busch, Inc.; Anheuser-Busch International, Inc.; Anheuser-Busch Investment Capital Corporation; Anheuser-Busch Mexico, Inc.; Anheuser-Busch Recycling Corporation; Anheuser-Busch Sales of Hawaii, Inc.; Anheuser-Busch Sales of South Bay, Inc.; August A. Busch & Co. of Massachusetts; Boardwalk and Baseball, Inc.; Busch Agricultural Resources, Inc.; Busch Agricultural Resources International, Inc.; Busch Biotech, Inc.; Busch Creative Services Corporation; Busch Entertainment Corporation; Busch Media Group; Busch Mechanical Services, Inc.; Busch Properties, Inc.; Busch Properties of Florida, Inc.; Consolidated Farms, Inc.; Eagle Snacks, Inc.; Fairfield Transport, Inc.; Innervision Productions, Inc.; Kingsmill Realty, Inc.; Manufacturers Cartage Company; Manufacturers Railway Company; Metal Container Corporation; Metal Container Corporation of California; Metal Container International, Inc.; MRS Transport Company; Nutri-Turf, Inc.; Pacific International Rice Mills, Inc.; Packaging Business Services, Inc.; Precision Printing and Packaging, Inc.; Sea World of Florida, Inc.; Sea World of Texas, Inc.; Sea World, Inc.; St. Louis Refrigerator Car Company; and Williamsburg Transport, Inc.

      PLAN ADMINISTRATION
      The Plan's named fiduciaries are the Company, as Sponsor and Plan Administrator, and Mellon Bank, N.A. as the Trustee. As Sponsor, the Company has the right to amend the Plan, designate the Plan's named fiduciaries and exercise all fiduciary functions necessary for the operation of the Plan except those which are assigned to another named fiduciary by the Plan or the related trust agreement. The Company has appointed an Administrative Committee to exercise the authority and responsibility for the general administration of the Plan. The Trustee has the exclusive authority and discretion to invest, manage and hold the assets of the trust in accordance with the provisions of the Plan and the separate trust agreement.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2000
------------------------------------------------------------------------------

      The Plan was amended effective June 1, 1989, to add provisions to make the Plan a stock bonus plan and to permit the leveraged acquisition of Company stock by the Plan. As such, the Plan is subject to the requirements of an employee stock ownership plan (ESOP) under Section 4975(e)(7) of the Internal Revenue Code. The Trustee was specifically empowered to enter into loans, on behalf of the Plan, to acquire Company stock or to repay a prior ESOP loan.

      Effective April 1, 1994, the Plan was amended to incorporate various changes to the Plan, including changes in participants' contribution limits, changes in company matching contributions, the addition of the Managed Balanced Fund and Indexed Balanced Fund investment options, and the decrease in the vesting period from three years to two years.

      PLAN PARTICIPATION
      Each employee of a participating employer (other than employees covered by a collective bargaining agreement) of the Company is eligible to participate in the Plan after completing one year of service in which 1,000 hours of service are completed. Participation by eligible employees is voluntary.

      CONTRIBUTIONS
      A participant may make matched or unmatched contributions. Both matched and unmatched contributions may be before-tax or after-tax. A participant may contribute from 1% to 6% of their base compensation through payroll deductions for Before-Tax Matched Contributions and After-Tax Matched Contributions. The sum of these matched contributions may not be less than 1% nor more than 6% of the participant's base compensation. In addition, a participant may contribute from 1% to 10% of their base compensation through payroll deductions for Before-Tax Unmatched Contributions and After-Tax Unmatched Contributions; however, the unmatched contribution rates may not exceed 10% of the participant's base compensation and are subject to other limitations as set forth in the Plan agreement. In addition, the sum of Before-Tax contribution rates must not exceed 16% of a participant's base compensation, subject to certain limitations of the Internal Revenue Code. The participant's employer then contributes a matching amount, determined annually, based on the relationship of the Company's net income to its payroll for the year most recently ended. However, in no event may the participating employer's matching contribution be less than 33-1/3% nor more than 100% of the aggregate participant contributions. The Company may, however, contribute an amount in excess of the matching contribution to enable the Plan to meet its debt service payments.

      The Company may also be required to make a Supplemental Contribution as determined by the Administrative Committee in accordance with the Plan document. Supplemental Contributions are made by transferring shares of Anheuser-Busch Common Stock from the ESOP and allocating the shares to participants who have account balances as of the end of the Plan year and are required to be made within 180 days of the Plan's year end. For the year ended March 31, 2000, 159,985 shares with a value of $10,709,064 were transferred from the ESOP to participant accounts on April 5, 2000 for the required Supplemental Contribution. For the year ended March 31, 1999, 40,240 shares with a value of $2,997,886 were transferred from the ESOP to participant accounts on April 6, 1999 for the required Supplemental Contribution.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2000
------------------------------------------------------------------------------

      Employee contributions vest and become non-forfeitable immediately. Company contributions for participants actively employed by the Company on or prior to March 31, 1990 vest immediately. For participants subsequently employed, Company contributions vest and become non-forfeitable after two years of service. Company contributions also vest upon termination of employment by reason of death, permanent disability, entry into military service, layoff exceeding twelve months, upon termination of employment for any reason, including retirement, after reaching age 60, or in the event of a "change of control" in the Company (as defined in the Plan). Forfeitures of nonvested balances reduce future employer contributions. There were $17,247 and $34,102 in forfeitures during the years ended March 31, 2000 and 1999, respectively.

      INVESTMENTS
      The Trustee maintains an Anheuser-Busch Companies, Inc. Stock Fund, an Earthgrains Company Stock Fund, a Short-Term Fixed Income Fund, a Medium-Term Fixed Income Fund, an Equity Index Fund, a Managed Balanced Fund, and an Index Balanced Fund for the investment of participant and employer contributions. All employer contributions are invested in the Company Stock Fund. At least one-half of each participant's Before-Tax Matched Contributions and at least one-half of each participant's After-Tax Matched Contributions shall be invested in the Company Stock Fund for certain periods of time. The participant may direct the remaining one-half of each type of matched contributions and all unmatched contributions to be invested in increments of 1% into any fund established under the Plan. Earnings are reinvested in the fund to which they relate.

      Master Trusts had been established for each of the investment funds other than the Company Stock Fund for the investment of the Plan's assets and the assets of the other stock purchase and savings plans sponsored by the Company. On September 1, 1995, the Master Trusts for each investment fund were combined, along with the Company Stock Fund into a single Master Trust.

      DISTRIBUTIONS
      The Plan permits in-service withdrawals and an optional annual class year distribution as defined in the Plan document, subject to certain restrictions. Distributions for terminations are comprised of the participant's personal contribution portion of their account and the part of the Company contribution portion of their account which is vested. Termination and annual class year distributions for whole numbers of shares are payable in Company shares while the value of fractional shares and all interests in the other funds are payable in cash. Alternatively, the participant may elect to have non-share investments transferred to the Company Stock Fund and distributed thereafter in shares with fractional shares distributed in cash. In-service distributions other than annual class year distributions are payable at the election of the participant in Company shares or in cash.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2000
------------------------------------------------------------------------------

      PARTICIPANT LOANS
      A participant may borrow from Before-Tax and/or After-Tax vested account balances, subject to certain conditions. The minimum loan amount is $1,000; the maximum amount is the lesser of $50,000 less the highest outstanding loan balance under the Plan during the one-year period ending on the day before the loan is made, or 50% of the vested account balance. The interest rate for the life of the loan is set quarterly at prime plus one percentage point as of the end of the preceding quarter. The term of a loan for the purchase of a principal residence may be up to 10 years; the term of a loan for any other reason may not exceed 5 years.

      PLAN EXPENSES
      Under the Master Trust agreement with the Trustee, the Company may pay all expenses incurred in the administration of the Master Trust, including trustee fees, but is not obligated to do so. Trustee expenses not paid by the Company are paid by the Master Trust and proportionately allocated to the participating plans. All other expenses incurred in the administration of the Plan are charged to and paid by the participating employers.

      PLAN TERMINATION
      The Company anticipates that the Plan will continue without interruption but reserves the right to terminate its participation in the Plan subject to the provisions of the Employee Retirement Income Securities Act (ERISA). Such termination would result in the immediate and full vesting of each participant's account balance. The Trustee would then retain the assets until otherwise distributable under the Plan.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF ACCOUNTING
      The Plan's financial statements are prepared on the accrual basis of accounting.

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets during the reporting period. Actual results could differ from those estimates.

      INVESTMENT VALUATION
      Investments in common stock, U.S. government securities, and corporate debt instruments are stated at fair value based on the quoted market price at March 31 each year. Investments in interest bearing cash, insurance contracts, and interests in common/collective trusts are stated at fair value as determined by the Trustee. Participant loans are valued at cost which approximates fair value.

      Investment securities are exposed to various risks, such as interest rate, market, and credit. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2000
------------------------------------------------------------------------------

      changes in risks in the near term could materially affect the amounts reported in the Statement of Net Assets Available for Benefits.

      SECURITY TRANSACTIONS AND INVESTMENT INCOME
      Investment purchases and sales, and related realized gains and losses, are recorded on the trade date. Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date. Net realized and unrealized appreciation/depreciation in fair value of investments is comprised of the change in market value from the beginning to the end of the Plan year for investments retained in the Plan, and realized gains and losses on security transactions which represent the difference between proceeds and cost.

      ALLOCATION OF ASSETS
      The Plan participates in the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust (Master Trust) established for the investments of this plan and the other stock purchase and savings plans sponsored by the Company. Units of participation in the Master Trust are allocated to participating plans based on the relationship of individual plan contributions to the market value of the Master Trust. Earned income, realized and unrealized gains and losses, and administrative expenses are retained in the Master Trust and are allocated to participating plans by the Trustee, based on units of participation on the transaction date.

      DISTRIBUTIONS TO PARTICIPANTS
      Distributions are recorded when paid.

      RECLASSIFICATIONS
      Certain items in the 1999 financial statements have been reclassified to conform with the 2000 presentation.

3.    INTERESTS IN ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION
      MASTER TRUST

      Effective September 1, 1995 the Company and the Trustee entered into a new master trust agreement. On September 1, 1995, in accordance with the agreement, the Plan transferred it's investments in: the Anheuser-Busch Companies, Inc. Common Stock Fund, the Anheuser-Busch Companies, Inc. Short Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Medium Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Capital Equity Index Fund Master Trust, the Anheuser-Busch Companies, Inc. Managed Balanced Fund Master Trust, and the Anheuser-Busch Companies, Inc. Indexed Balanced Fund Master Trust for units of participation in the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust. Effective March 26, 1996 the Earthgrains Company Stock Fund was also added to the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust. The assets of the Master Trust are held by Mellon Bank, N.A.

      At March 31, 2000 and 1999, the Plan's interest in the net assets of the Master Trust was approximately 56% and 53%, respectively.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2000
------------------------------------------------------------------------------
      The following table presents the fair value of investments for the Master Trust:

                                                                                     MARCH 31,
                                                                           2000                   1999
      Investments at fair value:
         Anheuser-Busch common stock<F*>                             $2,117,179,454          $2,690,248,415
         Short-term fixed income                                         18,158,341              22,336,551
         Medium-term fixed income                                        34,310,091              45,376,432
         Equity index<F*>                                               312,617,971             302,006,045
         Managed balanced                                                23,492,650              23,560,824
         Index balanced                                                  24,615,260              26,361,477
         Participant loans                                               89,214,927              87,168,848
         Earthgrains Company common stock                                16,821,396              29,552,524
                                                                     --------------          --------------
                                                                     $2,636,410,090          $3,226,611,116
                                                                     ==============          ==============

      <F*>  Represents more than 5% of net assets available for benefits.


      Investment income for the Master Trust is as follows:

                                                                                 YEAR ENDED MARCH 31,
                                                                           2000                    1999
      Net appreciation (depreciation) in fair value
       of investments:
         Anheuser-Busch common stock                                  $(475,135,162)         $1,048,963,294
         Short-term fixed income                                           (152,262)              1,148,887
         Medium-term fixed income                                        (1,070,485)                114,341
         Equity index                                                    44,964,482              45,686,098
         Managed balanced                                                 3,215,041               2,004,553
         Index balanced                                                   2,167,089               3,289,062
         Earthgrains Company common stock                                (8,416,585)              1,575,592
                                                                      -------------          --------------

                                                                       (434,427,882)          1,102,781,827
                                                                      -------------          --------------

      Interest                                                           16,960,794              18,649,560
      Dividends                                                          40,311,360              39,115,247
                                                                      -------------          --------------

                                                                      $(377,155,728)         $1,160,546,634
                                                                      =============          ==============

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2000
------------------------------------------------------------------------------

      Further financial information for the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust as of and for the years ended March 31, 2000 and 1999 are included as Appendix A.

4.    FEDERAL INCOME TAX STATUS

      The Internal Revenue Service has determined and informed the Company by a letter dated January 30, 1995, that the Plan is designed in accordance with applicable sections of the Internal Revenue Code. Therefore, the underlying trust of such a Plan is exempt from federal income taxes under Section 501 of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the Plan Administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

5.    NOTES PAYABLE

      In June 1989, the Plan issued $250 million in guaranteed 8.32% ESOP notes (Notes) to a group of insurance companies and other financial institutions. In September 1993, the interest rate was reduced to 8.25% per annum retroactive to January 1, 1993. Interest is payable semi-annually. Principal is payable in annual instalments until maturity on March 31, 2004. The Notes are guaranteed by Anheuser-Busch Companies, Inc. and Anheuser-Busch, Inc. Proceeds of the Notes were used to purchase 5,665,723 shares of Company stock, the unallocated portion of which is pledged as collateral for the Notes. The shares are maintained in the Company Stock Fund and are released and allocated to Plan participants based on calculations specified in the Plan document as contributions are made to the Plan. During the years ended March 31, 2000 and 1999, 746,308 and 765,449 shares were released to participants, respectively. At March 31, 2000 and 1999 the Company Stock Fund held 2,796,321 and 3,542,629 unallocated shares, respectively.

      Principal maturities for each of the years ending March 31, are as follows:

            2001                                      $20,000,000
            2002                                       20,950,000
            2003                                       22,000,000
            2004                                       23,150,000
                                                      -----------
                                                      $86,100,000
                                                      ===========

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2000
------------------------------------------------------------------------------

6.    BENEFIT OBLIGATIONS

      Benefit obligations for persons who have withdrawn from participation in the Plan are as follows:

                                                                 MARCH 31,
                                                          2000              1999
      Anheuser-Busch Companies common stock fund       $4,363,981        $2,220,547
      Short-term fixed income fund                         47,506           248,742
      Medium-term fixed income fund                       232,123           165,609
      Equity index fund                                 1,351,276           622,399
      Managed balanced fund                               137,528            34,207
      Index balanced fund                                 214,619            77,267
      Earthgrains Company common stock fund                49,379            74,752
                                                       ----------        ----------
                                                       $6,396,412        $3,443,523
                                                       ==========        ==========

      In accordance with generally accepted accounting principles, these amounts are not reported as distributions payable in the accompanying financial statements. However, Department of Labor regulations require that these amounts be reported as liabilities on Form 5500. Accordingly, net assets available for benefits reported on Form 5500 are lower than that reflected in the financial statements by the above amounts.

7.    TRANSACTIONS WITH PARTIES-IN-INTEREST

      During the years ended March 31, 2000 and 1999, transactions with the Company included aggregate common stock purchases totaling $49,050,810 and $58,821,927, respectively, and aggregate common stock sales totaling $2,061,511 and $41,952,593, respectively. These transactions are allowable party-in-interest transactions under Section 408(e) and 408(b)(8) of ERISA and the regulations promulgated thereunder.

      During the years ended March 31, 2000 and 1999, the Plan purchased and sold investments in the Employee Benefit Temporary Investment Fund of Mellon Bank N.A., the Plan trustee. Transactions with the Fund included aggregate investment purchases totaling $74,564,760 and $111,473,934, respectively and aggregate investment sales totaling $73,050,624 and $106,799,379, respectively. These transactions are allowable party-in-interest transactions under Section 408(e) and 408(b)(8) of ERISA and the regulations promulgated thereunder.

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                         APPENDIX A
                                                                                                                      PAGE 1 OF 4
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
MARCH 31, 2000
------------------------------------------------------------------------------------------------------------------------------------
                                          ANHEUSER-BUSCH        SHORT-TERM       MEDIUM-TERM       EQUITY           MANAGED
                                          COMPANIES, INC.      FIXED INCOME     FIXED INCOME       INDEX           BALANCED
                                            STOCK FUND            FUND              FUND            FUND             FUND
ASSETS
Investments, at fair value:
   Anheuser-Busch Companies,
     Inc. Common Stock<F*>                $2,098,157,882       $        --      $        --     $         --      $        --
   Interest bearing cash                      19,021,572                --               --               --               --
   U.S. government securities                         --         4,311,292               --               --               --
   Corporate debt instruments                         --        10,651,050               --               --               --
   Insurance contracts                                --                --       34,310,091               --       23,492,650
   Interest in common/
     collective trusts                                --                --               --               --               --
   Loans to participants                              --                --               --               --               --
   Earthgrains Company, Inc.
     common stock                                     --                --               --               --               --
   Other investments<F*>                              --         3,195,999               --      312,617,971               --
                                          --------------       -----------      -----------     ------------      -----------
      Total investments                    2,117,179,454        18,158,341       34,310,091      312,617,971       23,492,650
                                          --------------       -----------      -----------     ------------      -----------
         Total assets                      2,117,179,454        18,158,341       34,310,091      312,617,971       23,492,650
                                          --------------       -----------      -----------     ------------      -----------
LIABILITIES
Notes payable                               (172,200,000)               --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
         Total liabilities                  (172,200,000)               --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
Net assets available for benefits         $1,944,979,454       $18,158,341      $34,310,091     $312,617,971      $23,492,650
                                          ==============       ===========      ===========     ============      ===========

                                                 INDEX                             EARTHGRAINS
                                               BALANCED          PARTICIPANT        COMPANY
                                                 FUND             LOAN FUND        STOCK FUND             TOTAL
ASSETS
Investments, at fair value:
   Anheuser-Busch Companies,
     Inc. Common Stock<F*>                    $        --        $        --       $        --       $2,098,157,882
   Interest bearing cash                               --                 --             3,751           19,025,323
   U.S. government securities                          --                 --                --            4,311,292
   Corporate debt instruments                          --                 --                --           10,651,050
   Insurance contracts                                 --                 --                --           57,802,741
   Interest in common/
     collective trusts                         11,865,807                 --                --           11,865,807
   Loans to participants                               --         89,214,927                --           89,214,927
   Earthgrains Company, Inc.
     common stock                                      --                 --        16,781,172           16,781,172
   Other investments<F*>                       12,749,453                 --            36,473          328,599,896
                                              -----------        -----------       -----------       --------------
      Total investments                        24,615,260         89,214,927        16,821,396        2,636,410,090
                                              -----------        -----------       -----------       --------------
         Total assets                          24,615,260         89,214,927        16,821,396        2,636,410,090
                                              -----------        -----------       -----------       --------------
LIABILITIES
Notes payable                                          --                 --                --         (172,200,000)
                                              -----------        -----------       -----------       --------------
         Total liabilities                             --                 --                --         (172,200,000)
                                              -----------        -----------       -----------       --------------
Net assets available for benefits             $24,615,260        $89,214,927       $16,821,396       $2,464,210,090
                                              ===========        ===========       ===========       ==============

<F*> Represents more than 5% of net assets available for benefits

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                         APPENDIX A
                                                                                                                      PAGE 2 OF 4
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
MARCH 31, 1999
------------------------------------------------------------------------------------------------------------------------------------
                                          ANHEUSER-BUSCH        SHORT-TERM       MEDIUM-TERM       EQUITY           MANAGED
                                          COMPANIES, INC.      FIXED INCOME     FIXED INCOME       INDEX           BALANCED
                                            STOCK FUND            FUND              FUND            FUND             FUND
ASSETS
Investments, at fair value:
   Anheuser-Busch Companies,
     Inc. Common Stock<F*>                $2,673,153,056       $        --      $        --     $         --      $        --
   Interest bearing cash                      17,095,359                --               --               --               --
   U.S. government securities                         --         8,687,849       19,234,879               --               --
   Corporate debt instruments                         --        13,415,531       25,908,975               --               --
   Insurance contracts                                --                --               --               --       23,560,824
   Interest in common/
     collective trusts                                --                --               --               --               --
   Loans to participants                              --                --               --               --               --
   Earthgrains Company, Inc.
     common stock                                     --                --               --               --               --
   Other investments<F*>                              --           233,171          232,578      302,006,045               --
                                          --------------       -----------      -----------     ------------      -----------
      Total investments                    2,690,248,415        22,336,551       45,376,432      302,006,045       23,560,824
                                          --------------       -----------      -----------     ------------      -----------
         Total assets                      2,690,248,415        22,336,551       45,376,432      302,006,045       23,560,824
                                          --------------       -----------      -----------     ------------      -----------

LIABILITIES
Notes payable                               (210,500,000)               --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
         Total liabilities                  (210,500,000)               --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
Net assets available for benefits         $2,479,748,415       $22,336,551      $45,376,432     $302,006,045      $23,560,824
                                          ==============       ===========      ===========     ============      ===========

                                                 INDEX                             EARTHGRAINS
                                               BALANCED          PARTICIPANT        COMPANY
                                                 FUND             LOAN FUND        STOCK FUND             TOTAL
ASSETS
Investments, at fair value:
   Anheuser-Busch Companies,
     Inc. Common Stock<F*>                    $        --        $        --       $        --       $2,673,153,056
   Interest bearing cash                               --                 --                41           17,095,400
   U.S. government securities                          --                 --                --           27,922,728
   Corporate debt instruments                          --                 --                --           39,324,506
   Insurance contracts                                 --                 --                --           23,560,824
   Interest in common/
     collective trusts                         26,361,477                 --                --           26,361,477
   Loans to participants                               --         87,168,848                --           87,168,848
   Earthgrains Company, Inc.
     common stock                                      --                 --        29,477,579           29,477,579
   Other investments<F*>                               --                 --            74,904          302,546,698
                                              -----------        -----------       -----------       --------------
      Total investments                        26,361,477         87,168,848        29,552,524        3,226,611,116
                                              -----------        -----------       -----------       --------------
         Total assets                          26,361,477         87,168,848        29,552,524        3,226,611,116
                                              -----------        -----------       -----------       --------------
LIABILITIES
Notes payable                                          --                 --                --         (210,500,000)
                                              -----------        -----------       -----------       --------------
         Total liabilities                             --                 --                --         (210,500,000)
                                              -----------        -----------       -----------       --------------
Net assets available for benefits             $26,361,477        $87,168,848       $29,552,524       $3,016,111,116
                                              ===========        ===========       ===========       ==============

<F*>  Represents more than 5% of net assets available for benefits

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                         APPENDIX A
                                                                                                                      PAGE 3 OF 4
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
FOR THE YEAR ENDED MARCH 31, 2000
------------------------------------------------------------------------------------------------------------------------------------
                                          ANHEUSER-BUSCH        SHORT-TERM       MEDIUM-TERM       EQUITY           MANAGED
                                          COMPANIES, INC.      FIXED INCOME     FIXED INCOME       INDEX           BALANCED
                                            STOCK FUND            FUND              FUND            FUND             FUND
Additions to net assets attributed to:
   Contributions:
      Participants                        $   56,713,153       $   872,836     $  1,953,230     $ 15,430,838      $ 1,401,989
      Employer                                 1,875,698                --               --               --               --
                                          --------------       -----------     ------------     ------------      -----------
         Total contributions                  58,588,851           872,836        1,953,230       15,430,838        1,401,989

Investment income:
   Interest                                    2,178,020         1,151,033        1,681,010        4,560,507               --
   Dividends                                  40,081,760                --               --               --               --
   Net realized and unrealized
     appreciation (depreciation) in
     fair value of investments              (475,135,162)         (152,262)      (1,070,485)      44,964,482        3,215,041
                                          --------------       -----------     ------------     ------------      -----------
         Total additions                    (374,286,531)        1,871,607        2,563,755       64,955,827        4,617,030
                                          --------------       -----------     ------------     ------------      -----------

Deductions from net assets attributed to:
   Distributions to participants             189,895,233         6,424,286        4,175,506       25,748,533        1,912,599
   Interest expense                           17,366,250                --               --               --               --
   Administrative expenses                        38,459                --               --               --               --
                                          --------------       -----------     ------------     ------------      -----------
         Total deductions                    207,299,942         6,424,286        4,175,506       25,748,533        1,912,599
                                          --------------       -----------     ------------     ------------      -----------
Net transfers in (out)                        46,817,512           374,469       (9,454,590)     (28,595,368)      (2,772,605)
                                          --------------       -----------     ------------     ------------      -----------
Net increase (decrease)                     (534,768,961)       (4,178,210)     (11,066,341)      10,611,926          (68,174)

Net assets available for benefits:
   Beginning of year                       2,479,748,415        22,336,551       45,376,432      302,006,045       23,560,824
                                          --------------       -----------     ------------     ------------      -----------
   End of year                            $1,944,979,454       $18,158,341     $ 34,310,091     $312,617,971      $23,492,650
                                          ==============       ===========     ============     ============      ===========

                                                 INDEX                             EARTHGRAINS
                                               BALANCED          PARTICIPANT         COMPANY
                                                 FUND             LOAN FUND        STOCK FUND             TOTAL
Additions to net assets attributed to:
   Contributions:
      Participants                            $ 1,433,141        $        --      $         --       $   77,805,187
      Employer                                         --                 --                --            1,875,698
                                              -----------        -----------      ------------       --------------
         Total contributions                    1,433,141                 --                --           79,680,885

Investment income:
   Interest                                       193,363          7,196,680               181           16,960,794
   Dividends                                           --                 --           229,600           40,311,360
   Net realized and unrealized
     appreciation (depreciation) in
     fair value of investments                  2,167,089                 --        (8,416,585)        (434,427,882)
                                              -----------        -----------      ------------       --------------
         Total additions                        3,793,593          7,196,680        (8,186,804)        (297,474,843)
                                              -----------        -----------      ------------       --------------

Deductions from net assets attributed to:
   Distributions to participants                2,213,787          1,132,676         2,468,730          233,971,350
   Interest expense                                    --                 --                --           17,366,250
   Administrative expenses                             --                 --                --               38,459
                                              -----------        -----------      ------------       --------------
         Total deductions                       2,213,787          1,132,676         2,468,730          251,376,059
                                              -----------        -----------      ------------       --------------
Net transfers in (out)                         (3,326,023)        (4,017,925)       (2,075,594)          (3,050,124)
                                              -----------        -----------      ------------       --------------
Net increase (decrease)                        (1,746,217)         2,046,079       (12,731,128)        (551,901,026)

Net assets available for benefits:
   Beginning of year                           26,361,477         87,168,848        29,552,524        3,016,111,116
                                              -----------        -----------      ------------       --------------
   End of year                                $24,615,260        $89,214,927      $ 16,821,396       $2,464,210,090
                                              ===========        ===========      ============       ==============

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                         APPENDIX A
                                                                                                                      PAGE 4 OF 4
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
FOR THE YEAR ENDED MARCH 31, 1999
------------------------------------------------------------------------------------------------------------------------------------
                                          ANHEUSER-BUSCH        SHORT-TERM       MEDIUM-TERM       EQUITY           MANAGED
                                          COMPANIES, INC.      FIXED INCOME     FIXED INCOME       INDEX           BALANCED
                                            STOCK FUND            FUND              FUND            FUND             FUND
Additions to net assets attributed to:
   Contributions:
      Participants                        $   56,239,131       $   934,830      $ 2,369,554     $ 16,634,437      $ 1,670,801
      Employer                                 4,569,194                --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
         Total contributions                  60,808,325           934,830        2,369,554       16,634,437        1,670,801

Investment income:
   Interest                                    1,622,339         1,436,593        2,896,665        5,305,433              120
   Dividends                                  38,905,478                --               --               --               --
   Net realized and unrealized
     appreciation in fair
     value of investments                  1,048,963,294         1,148,887          114,341       45,686,098        2,004,553
                                          --------------       -----------      -----------     ------------      -----------
         Total additions                   1,150,299,436         3,520,310        5,380,560       67,625,968        3,675,474
                                          --------------       -----------      -----------     ------------      -----------

Deductions from net assets attributed to:
   Distributions to participants             158,224,057         7,902,458        5,951,000       23,801,297        1,289,091
   Interest expense                           20,292,030                --               --               --               --
   Administrative expenses                        30,996                --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
         Total deductions                    178,547,083         7,902,458        5,951,000       23,801,297        1,289,091
                                          --------------       -----------      -----------     ------------      -----------
Net transfers (out) in                       (13,247,324)        2,735,329       (2,413,697)      13,571,779         (144,437)
                                          --------------       -----------      -----------     ------------      -----------
Net increase (decrease)                      958,505,029        (1,646,819)      (2,984,137)      57,396,450        2,241,946

Net assets available for benefits:
   Beginning of year                       1,521,243,386        23,983,370       48,360,569      244,609,595       21,318,878
                                          --------------       -----------      -----------     ------------      -----------
   End of year                            $2,479,748,415       $22,336,551      $45,376,432     $302,006,045      $23,560,824
                                          ==============       ===========      ===========     ============      ===========

                                                 INDEX                             EARTHGRAINS
                                               BALANCED          PARTICIPANT         COMPANY
                                                 FUND             LOAN FUND        STOCK FUND             TOTAL
Additions to net assets attributed to:
   Contributions:
      Participants                            $ 1,453,067        $        --       $        --       $   79,301,820
      Employer                                         --                 --                --            4,569,194
                                              -----------        -----------       -----------       --------------
         Total contributions                    1,453,067                 --                --           83,871,014

Investment income:
   Interest                                            --          7,388,292               118           18,649,560
   Dividends                                           --                 --           209,769           39,115,247
   Net realized and unrealized
     appreciation in fair
     value of investments                       3,289,062                 --         1,575,592        1,102,781,827
                                              -----------        -----------       -----------       --------------
         Total additions                        4,742,129          7,388,292         1,785,479        1,244,417,648
                                              -----------        -----------       -----------       --------------

Deductions from net assets attributed to:
   Distributions to participants                2,660,475          3,023,381         4,505,220          207,356,979
   Interest expense                                    --                 --                --           20,292,030
   Administrative expenses                             --                 --                --               30,996
                                              -----------        -----------       -----------       --------------
         Total deductions                       2,660,475          3,023,381         4,505,220          227,680,005
                                              -----------        -----------       -----------       --------------
Net transfers (out) in                          2,680,602           (408,000)       (3,298,563)            (524,311)
                                              -----------        -----------       -----------       --------------
Net increase (decrease)                         4,762,256          3,956,911        (6,018,304)       1,016,213,332

Net assets available for benefits:
   Beginning of year                           21,599,221         83,211,937        35,570,828        1,999,897,784
                                              -----------        -----------       -----------       --------------
   End of year                                $26,361,477        $87,168,848       $29,552,524       $3,061,111,116
                                              ===========        ===========       ===========       ==============